Exhibit 99.1

OCEANHAWK ACQUISITION CORP.

PRO FORMA UNAUDITED BALANCE SHEET

	May 22, 2026	Pro Forma Adjustments (Unaudited)(1)		As Adjusted (Unaudited)
Assets:
Current assets
Cash	$100	513,276	(5)	$513,376
Due from Sponsor	1,800,000	(1,800,000)	(5)	—
Prepaid expenses	75,000			75,000
Total current assets	1,875,100	(1,286,724)		588,376
Cash held in Trust Account	160,800,000	24,000,000	(1)	184,920,000
		300,000	(2)
		(360,000)	(3)
		180,000	(5)

Total Assets	$162,675,100	22,833,276		$185,508,376

Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit
Current liabilities
Accrued offering costs	$159,452	(59,452)	(5)	$100,000
Accrued expenses	167,477	(167,477)	(5)	—
Advances from related party	364,826	(308,500)	(5)	56,326
Over-allotment option liability	125,900	(125,900)	(6)	—
Promissory note – related party	300,000	(300,000)	(5)	—
Total current liabilities	1,117,655	(961,329)		156,326
Deferred underwriting fee	5,600,000	840,000	(4)	6,440,000
Total Liabilities	6,717,655	(121,329)		6,596,326

Commitments and Contingencies (Note 6)

Class A ordinary shares subject to possible redemption, $0.0001 par value; 16,000,000 shares at redemption value of $10.05 per share	160,800,000	23,320,800	(1)	184,920,000
		(349,812)	(3)
		(816,228)	(4)
		125,900	(6)
		1,839,340	(7)
		24,120,000

Shareholders’ Deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—			—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 500,000 shares issued and outstanding (excluding 16,000,000 shares subject to possible redemption)	50	3	(2)	53
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,133,333 shares issued and outstanding	613			613

Additional paid-in capital	—	679,200	(1)	—
		299,997	(2)
		(10,188)	(3)
		(23,772)	(4)
		(1,839,340)	(7)
		894,103	(8)
Accumulated deficit	(4,843,218)	(271,295)	(5)	(6,008,616)
		(894,103)	(8)
Total Shareholders’ Deficit	(4,842,555)	(1,165,395)		(6,007,950)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption, and Shareholders’ Deficit	$162,675,100	22,833,276		$185,508,376

(1)	See Notes to Pro forma Unaudited Balance Sheet.

OCEANHAWK ACQUISITION CORP.

NOTES TO PRO FORMA UNAUDITED BALANCE SHEET

(Unaudited)

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro forma Balance Sheet presents the Balance Sheet of Oceanhawk Acquisition Corp. (the “Company”) as of May 22, 2026 adjusted for the closing of the underwriters’ overallotment option and related transactions, which occurred on May 27, 2026, as described below.

The registration statement for the Company’s Initial Public Offering was declared effective on May 20, 2026. On May 22, 2026, the Company consummated the Initial Public Offering of 16,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”, and with respect to the rights included in the Units being offered, the “Rights”) at $10.00 per Unit, generating gross proceeds of $160,000,000. Each Unit consists of one Public Share and one Right to receive one-fourth (1/4) of one Class A ordinary share upon the consummation of an initial Business Combination (“Public Right”).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 500,000 units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, in a private placement to the Company’s sponsor, Oceanhawk Acquisition I Sponsor, LLC (the “Sponsor”) and The Benchmark Company, LLC (“Benchmark”), the representative of the underwriters in the Initial Public Offering, at a price of $10.00 per Private Placement Unit, generating gross proceeds of $5,000,000. Of the 500,000 Private Placement Units, the Sponsor purchased 300,000 Private Placement Units and Benchmark purchased 200,000 Private Placement Units. Each Private Placement Unit consists of one Class A ordinary share (“Private Placement Share”) and one Right to receive one-fourth (1/4) of one Class A ordinary share upon the consummation of an initial Business Combination (“Private Placement Right”).

The underwriters were granted a 45-day option following the closing of the Initial Public Offering (the “Over-Allotment Option”) to purchase up to 2,400,000 additional Units (the “Option Units”) to cover over-allotments, if any. On May 27, 2026, the underwriters elected to exercise their Over-Allotment Option in full to purchase an additional 2,400,000 Option Units at a purchase price of $10.00 per Unit, generating additional gross proceeds of $24,000,000. Simultaneously with the closing of the sale of the Option Units, Benchmark purchased an additional 30,000 Private Placement Units, generating additional gross proceeds of $300,000.

As of May 27, 2026, a total of $184,920,000 of the net proceeds from the Initial Public Offering (including the Option Units) and the sale of the Private Placement Units were placed in the Trust Account.

Pro forma adjustments to reflect the exercise of the underwriters’ Over-Allotment Option and sale of the additional Private Placement Units are as follows:

	Pro forma entry
1	Cash held in Trust Account	24,000,000
	Class A ordinary shares subject to possible redemption		23,320,800
	Additional paid-in capital		679,200
	To record the sale of additional 2,400,000 Option Units at $10.00 per Unit.

2	Cash held in Trust Account	300,000
	Class A ordinary shares		3
	Additional paid-in capital		299,997
	To record the sale of additional 30,000 Private Placement Units at $10.00 per Unit.

3	Class A ordinary shares subject to possible redemption	349,812
	Additional paid-in capital	10,188
	Cash held in Trust Account		360,000
	To record additional cash underwriting fees in relation to the exercise of Option Units.

4	Class A ordinary shares subject to possible redemption	816,228
	Additional paid-in capital	23,772
	Deferred underwriting fee		840,000
	To record additional deferred underwriting fee in relation to the exercise of the Option Units.

5	Cash	513,276
	Cash held in Trust Account	180,000
	Consulting fees	271,295
	Promissory note – related party	300,000
	Advances from related party	308,500
	Accrued offering costs	59,452
	Accrued expenses	167,477
	Due from Sponsor		1,800,000
	To record additional funding into the Trust Account, the wiring of the net proceeds for working capital purposes by the Sponsor into the Company, and to record the associated closing transactions

6	Over-allotment option liability	125,900
	Class A ordinary shares subject to possible redemption		125,900
	To close the over-allotment option liability due to the exercise of the Over-Allotment Option

7	Additional paid-in capital	1,839,340
	Class A ordinary shares subject to possible redemption		1,839,340
	To record accretion of Class A ordinary shares subject to possible redemption to an amount of $10.05 per share

8	Accumulated deficit	894,103
	Additional paid-in capital		894,103
	Reclassification of negative Additional Paid in Capital to Accumulated Deficit

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